Exhibit 10.14

AGREEMENT FOR GUARANTEE MAXIMUM PRICE

CONSTRUCTION SERVICES

CHANGE ORDER

30 August 2004

Project: Wynn Las Vegas	Change Order No.: 5

“Contractor”: MARNELL CORRAO ASSOCIATES, INC. 222 Via Marnell Way Las Vegas, Nevada 89119	“Owner”: WYNN LAS VEGAS, LLC 3131 Las Vegas Boulevard So. Las Vegas, Nevada 89109

That certain Agreement for Guaranteed Maximum Price Construction Services between Owner and Contractor for Wynn Las Vegas dated as of June 4, 2002 (“Contract”) is hereby modified as follows:

1.	SCOPE OF WORK

The Scope of Work is changed as follows:

LAKE MOUNTAIN FEATURE

(i)	Description – Increase contract scope to include all Work associated with the Lake Mountain Feature as depicted by the Contract Documents issued as of 29 July 2004. Said work includes the Lake Feature, Mountain Feature, Lake Feature Theatrical Elements and all Equipment Rooms and Support Areas. This Change Order reconciles the Work with the values carried in the current Guaranteed Maximum Price Breakdown including the Mountain Feature Construction Allowance.

(ii)	Increase to Guaranteed Maximum Price – Total increase per MCA Change Order No. 5 summary dated 30 August 2004.

Guaranteed Maximum Price Increase	$44,803,884.00

Total Scope of Work Change Order No. 5 amount	$44,803,884.00

A. INCREASE TO GUARANTEED MAXIMUM PRICE.

The Guaranteed Maximum Price set forth in Section 3.1 of the Contract is, by this Change Order, hereby increased from $992,672,640.00 to $1,037,476,524.00, based on the Changes described in Paragraph 1 above. The detailed breakdown of the foregoing increase is contained in the Revised Contractors Work and Guaranteed Maximum Price Breakdown labeled as Revised Exhibit F and dated 31 August 2004, and attached to this Change Order. Accordingly, the original Guaranteed Maximum Price Breakdown attached as Exhibit F to the Contract is hereby deleted and substituted therefore is the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto. From and after the date of this Change Order, all references in the Contract Documents to the “Guaranteed Maximum Price Breakdown” attached as Exhibit F to the Contract, shall mean and refer to the Revised Contractors Work and Guaranteed Maximum Price Breakdown attached hereto as Revised Exhibit F. From and after the date of this Change Order, any and all references in the Contract Documents to the “Guaranteed Maximum Price” shall mean the amount of $1,037,476,524.00.

B. PROJECT SCHEDULE

The current Project Schedule for the base contract scope dated 31 August 2003 and attached as Exhibit B to the Contract shall remain unchanged. The Contract Time of 910 calendar days from Date of Commencement, and the Guaranteed Date of Substantial Completion, as defined in Section 4.1 of the Contract, remain unchanged by this Change Order.

As previously incorporated into the Agreement via Change Order No. 4 the scheduled Completion Date for the Showroom Addition (Showroom #1) extends beyond the base contract scope. The Guaranteed Date of Substantial Completion for the Showroom Addition is 26 August 2005.

All initial capitalized terms used in this Change Order shall have the meaning ascribed to them in the Contract, unless otherwise defined herein. This Change Order is effective as of 31 August 2004.

OWNER:		CONTRACTOR:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,		MARNELL CORRAO ASSOCIATES, INC., a Nevada corporation

By:	/s/ TODD NISBET	By:	/s/ PERRY EIMAN
Name:	Todd Nisbet	Name:	Perry Eiman
Its:	Assistant Secretary	Its:	President

ARCHITECT:

BUTLER/ASHWORTH ARCHITECTS, LLC

		By:	/s/ GLEN ASHWORTH
		Name:	Glen Ashworth
		Its:	Vice President and Secretary